Exhibit 1


           MORGAN STANLEY MANDATORILY EXCHANGEABLE INDEMNITY AGREEMENT



                                      among


                                 MORGAN STANLEY,
  as Issuer of 5.875% Mandatorily Exchangeable Securities due October 15, 2008,


                            NUVEEN INVESTMENTS, INC.,
     as Issuer of shares of Class A common stock, par value $0.01 per share,


                     THE ST. PAUL TRAVELERS COMPANIES, INC.,
                             as Selling Stockholder,


                        MORGAN STANLEY & CO. INCORPORATED

                                       and

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
                                as Underwriters,

                                       and

                   MORGAN STANLEY & CO. INTERNATIONAL LIMITED,
                             as Forward Counterparty




                            dated as of April 6, 2005

           MORGAN STANLEY MANDATORILY EXCHANGEABLE INDEMNITY AGREEMENT

         Morgan Stanley Mandatorily Exchangeable Indemnity Agreement (this "Agreement"), dated as of April 6, 2005, among Morgan Stanley, a Delaware corporation (the "Mandatory Issuer"), Nuveen Investments, Inc., a Delaware corporation ("Nuveen"), The St. Paul Travelers Companies, Inc., a Minnesota corporation ("St. Paul Travelers"), Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated (each, an "Underwriter" and together, the "Underwriters"), and Morgan Stanley & Co. International Limited (the "Forward Counterparty").

         WHEREAS, the Mandatory Issuer has entered into an underwriting agreement (the "MS Securities Underwriting Agreement"), pursuant to which the Mandatory Issuer has agreed to issue and sell to the Underwriters $275,060,000 aggregate principal amount of 5.875% Mandatorily Exchangeable Securities due October 15, 2008 (the "Securities"), mandatorily exchangeable for shares of the Class A common stock, par value $0.01 per share, of Nuveen (the "Nuveen Class A Shares") or the cash value thereof;

         WHEREAS, the Securities are to be issued pursuant to the provisions of an indenture dated as of November 1, 2004, between the Mandatory Issuer and JPMorgan Chase Bank, N.A.;

         WHEREAS, the Mandatory Issuer has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Securities, dated November 10, 2004 (the "Mandatory Issuer Basic Prospectus"), and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Securities Prospectus Supplement") specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act");

         WHEREAS, St. Paul Travelers has entered on the date hereof into a prepaid forward sale transaction with the Forward Counterparty, pursuant to which St. Paul Travelers will deliver to the Forward Counterparty 6,067,500 Nuveen Class A Shares (subject to St. Paul Travelers' right to cash settle such transaction) (the "MS Forward Agreement");

         WHEREAS, Nuveen has filed with the Commission a registration statement, including a prospectus, relating to the Nuveen Class A Shares, dated March 18, 2005 (the "Nuveen Basic Prospectus"), and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a final prospectus supplement (the "Nuveen Prospectus Supplement") pursuant to Rule 424 under the Securities Act specifically relating to the Nuveen Class A Shares to be delivered pursuant to the MS Forward Agreement;

         WHEREAS, the Mandatory Issuer and the Underwriters are willing to carry out the transactions contemplated by the MS Securities Underwriting Agreement, and the Forward Counterparty is willing to enter into the MS Forward Agreement, on the condition that Nuveen and St. Paul Travelers enter into, and perform their respective obligations under, this Agreement;

         THEREFORE, the parties hereto agree as follows:

         1. Definitions. (a) The following terms, as used herein, have the following meanings:

         "1940 Act" has the meaning set forth in Section 2(aa).

         "Advisers Act" has the meaning set forth in Section 2(bb).

         "Agreement" has the meaning set forth in the preamble of this Agreement.

         "Basic Prospectus" means the Nuveen Basic Prospectus or the Mandatory Issuer Basic Prospectus, as the case may be.

         "Bridge Facility" means the bridge loan facility, dated April 1, 2005 between Nuveen and Citicorp North America, Inc., as administrative agent, and the other lenders thereto.

         "Broker-Dealer Subsidiary" has the meaning set forth in Section 2(cc).

         "Closing Date" means the date on which the Mandatory Issuer shall deliver the Securities and the Underwriters shall pay the purchase price for the Securities, as set forth in the MS Securities Underwriting Agreement.

         "Commission" has the meaning set forth in the recitals of this Agreement.

         "Common Stock Underwriting Agreement" means the Underwriting Agreement, dated the date hereof, among Nuveen, the Selling Stockholders, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, acting severally on behalf of themselves and the several underwriters named in Schedule I thereto.

         "Environmental Laws" has the meaning set forth in Section 2(z).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Forward Counterparty" has the meaning set forth in the preamble of this Agreement.

         "indemnified party" has the meaning set forth in Section 9(d).

         "indemnifying party" has the meaning set forth in Section 9(d).

         "Investment Advisory Subsidiaries" has the meaning set forth in Section 2(bb).

         "Mandatory Issuer" has the meaning set forth in the preamble of this Agreement.

         "Mandatory Issuer Basic Prospectus" has the meaning set forth in the recitals of this Agreement.

         "Mandatory Issuer Registration Statement" means the registration statement of the Mandatory Issuer that contains the Securities Prospectus, including the exhibits thereto, as amended to the date of this Agreement.

         "Material Adverse Effect" has the meaning set forth in Section 2(d).

         "ML Forward Agreement" means the prepaid forward sale transaction entered into between St. Paul Travelers and Merrill Lynch International, pursuant to which St. Paul Travelers will deliver to Merrill Lynch International 5,824,800 Nuveen Class A Shares (subject to St. Paul Travelers' right to cash settle such transaction).

         "MS Forward Agreement" has the meaning set forth in the recitals of this Agreement.

         "MS Securities Underwriting Agreement" has the meaning set forth in the recitals of this Agreement.

         "Nuveen" has the meaning set forth in the preamble of this Agreement.

         "Nuveen Basic Prospectus" has the meaning set forth in the recitals to this Agreement.

         "Nuveen Class A Shares" has the meaning set forth in the recitals of this Agreement.

         "Nuveen Class B Shares" means shares of Nuveen Class B common stock, par value $0.01 per share.

         "Nuveen Common Stock" means the Nuveen Class A Shares and Nuveen Class B Shares.

         "Nuveen preliminary prospectus" means a preliminary Nuveen Prospectus Supplement specifically relating to the Nuveen Class A Shares to be delivered pursuant to the MS Forward Agreement, together with the Nuveen Basic Prospectus.

         "Nuveen Prospectus" means the Nuveen Basic Prospectus together with the Nuveen Prospectus Supplement.

         "Nuveen Prospectus Supplement" has the meaning set forth in the recitals of this Agreement.

         "Nuveen Registration Statement" means the registration statement on Form S-3 of Nuveen that contains the Nuveen Prospectus, including the exhibits thereto, as amended to the date of this Agreement.

         "Nuveen Repurchase Agreement" means the agreement, dated as of March 29, 2005, between Nuveen and St. Paul Travelers pursuant to which St. Paul Travelers will sell to Nuveen $200 million of shares of Nuveen Common Stock on the Closing Date and $400 million of shares of Nuveen Common Stock on a forward basis no later than December 23, 2005.

         "preliminary prospectus" means any Nuveen preliminary prospectus or any Securities preliminary prospectus.

         "Prospectus" means the Nuveen Prospectus or the Securities Prospectus.

         "Public Offering Price of the Securities" means the price to the public set forth in the table on the cover of the Securities Prospectus Supplement.

         "Securities" has the meaning set forth in the recitals of this Agreement.

         "Securities Act" has the meaning set forth in the recitals of this Agreement.

         "Securities preliminary prospectus" means a preliminary Prospectus Supplement specifically relating to the Securities, together with the Mandatory Issuer Basic Prospectus.

         "Securities Prospectus" means the Mandatory Issuer Basic Prospectus together with the Securities Prospectus Supplement.

         "Securities Prospectus Supplement" has the meaning set forth in the recitals of this Agreement.

         "Selling Stockholders" means St. Paul Travelers and St. Paul Fire and Marine Insurance Company, a Minnesota corporation.

         "Selling Stockholder Forward Agreements" means the ML Forward Agreement and the MS Forward Agreement.

         "Selling Stockholder Information" means, collectively, all statements or omissions based upon information relating to the Selling Stockholders furnished to Nuveen in writing by the Selling Stockholders expressly for use in the Nuveen Registration Statement or the Nuveen Prospectus or any amendments or supplements thereto.

         "Separation Agreement" means the separation agreement dated as of April 1, 2005 between Nuveen and St. Paul Travelers.

         "Significant Subsidiaries" has the meaning set forth in Section 2(d).

         "St. Paul Travelers" has the meaning set forth in the preamble of this Agreement.

         "UCC" has the meaning set forth in Section 3(f).

         "Underwriter" or "Underwriters" has the meaning set forth in the preamble.

         (b) Incorporation by Reference. As used herein:

               (i) The terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents incorporated by reference therein.

               (ii) The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include, without limitation, all documents deemed to be incorporated by reference in the relevant Prospectus that are filed subsequent to the date of the Basic Prospectus by the respective registrant with the Commission pursuant to the Exchange Act.

         (c) All references in this Agreement to sections and subsections are to sections and subsections in this Agreement unless otherwise specified.

         2. Representations and Warranties of Nuveen. Nuveen represents and warrants to and agrees with the Mandatory Issuer and each of the Underwriters that:

         (a) The Nuveen Registration Statement has been declared effective by the Commission; no stop order suspending the effectiveness of the Nuveen Registration Statement has been issued, and no notice has been received from the Commission by Nuveen that any proceedings for such purpose are pending or, to the knowledge of Nuveen, threatened by the Commission.

         (b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Nuveen Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Nuveen Registration

Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Nuveen Registration Statement and the Nuveen Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Nuveen Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions based upon (x) information relating to any Underwriter (or any "Underwriter" as such term is defined in the Common Stock Underwriting Agreement) furnished to Nuveen in writing by such Underwriter (or any "Underwriter" as such term is defined in the Common Stock Underwriting Agreement) expressly for use therein, or (y) the Selling Stockholder Information.

         (c) Nuveen has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Nuveen Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition, earnings or results of operations of Nuveen and its subsidiaries, taken as a whole (a "Material Adverse Effect").

         (d) Each Investment Advisory Subsidiary (as defined below) and each significant subsidiary (as that term is defined under Regulation S-X promulgated under the Exchange Act) of Nuveen (together with the Investment Advisory Subsidiaries, each, a "Significant Subsidiary", and collectively, the "Significant Subsidiaries") has been duly incorporated or formed, is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has the requisite power and authority to own its property and to conduct its business as described in the Nuveen Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or interests of each Significant Subsidiary of Nuveen have been duly and validly authorized and issued, are fully paid and non-assessable, or the substantive equivalent thereto, and (except for directors' qualifying shares) are owned directly or indirectly by Nuveen, free and clear of all liens, encumbrances, equities or claims, except in each case as would not cause a Material Adverse Effect.

         (e) This Agreement has been duly authorized, executed and delivered by Nuveen.

         (f) The Nuveen Repurchase Agreement has been duly authorized, executed and delivered by Nuveen and is a valid and binding agreement of Nuveen, enforceable against Nuveen in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) the availability of equitable remedies may be limited by equitable principles of general applicability and (C) may be limited by an implied covenant of good faith and fair dealing;

         (g) The Bridge Facility has been duly authorized, executed and delivered by Nuveen and is a valid and binding agreement of Nuveen, enforceable against Nuveen in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) the availability of equitable remedies may be limited by equitable principles of general applicability and (C) may be limited by an implied covenant of good faith and fair dealing;

         (h) The Separation Agreement has been duly authorized, executed and delivered by Nuveen and is a valid and binding agreement of Nuveen, enforceable against Nuveen in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) the availability of equitable remedies may be limited by equitable principles of general applicability and (C) may be limited by an implied covenant of good faith and fair dealing;

         (i) The authorized capital stock of Nuveen conforms as to legal matters to the description thereof contained in the Nuveen Prospectus.

         (j) The outstanding Nuveen Class B Shares held by the Selling Stockholders to be converted into Nuveen Class A Shares and sold by the Selling Stockholders under the Common Stock Underwriting Agreement and the outstanding Nuveen Class B Shares held by St. Paul Travelers to be converted into Nuveen Class A Shares and sold by St. Paul Travelers under the Selling Stockholder Forward Agreements and the outstanding Nuveen Class B Shares to be sold by St. Paul Travelers under the Nuveen Repurchase Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

         (k) Except as disclosed in the Nuveen Prospectus, the execution and delivery by Nuveen of, and the performance by Nuveen of its obligations under, this Agreement, the Common Stock Underwriting Agreement, the Nuveen Repurchase Agreement, the Bridge Facility and the Separation Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of Nuveen, (iii) any agreement or other instrument binding upon Nuveen or any of its subsidiaries that is material to Nuveen and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over Nuveen or any subsidiary of Nuveen, except in the case of (i), (iii), and (iv) as would not have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Nuveen of its obligations under this Agreement, the Common Stock Underwriting Agreement, the Nuveen Repurchase Agreement, the Bridge Facility and the Separation Agreement, except those which have been obtained and made and except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Nuveen Class A Shares and except for those which the failure to obtain, individually or in the aggregate, would not have a Material Adverse Effect.

         (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the financial condition or in the earnings, business or operations of Nuveen and its subsidiaries, taken as a whole, from that set forth in the Nuveen Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

         (m) There are no legal or governmental proceedings pending or, to the knowledge of Nuveen, threatened to which Nuveen or any of its subsidiaries is a party or to which any of the properties of Nuveen or any of its subsidiaries is subject that are required to be described in the Nuveen Registration Statement or the Nuveen Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Nuveen Registration Statement or the Nuveen Prospectus or to be filed as exhibits to the Nuveen Registration Statement that are not described or filed as required.

         (n) Each preliminary prospectus filed as part of the Nuveen Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied as to form when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

         (o) Except as disclosed in the Nuveen Prospectus, there are no contracts, agreements or understandings between Nuveen and any person granting such person the right to require Nuveen to file a registration statement under the Securities Act with respect to any securities of Nuveen or to require Nuveen to include such securities with the Nuveen Class A Shares registered pursuant to the Nuveen Registration Statement.

         (p) Neither Nuveen nor any of its subsidiaries is in violation of its certificate of incorporation, by-laws or other constituent documents; neither

Nuveen nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or other instrument binding upon Nuveen or any of its subsidiaries, except to the extent any such violation or default would not, individually or in the aggregate, have a Material Adverse Effect.

         (q) Subsequent to the respective dates as of which information is given in the Nuveen Registration Statement and the Nuveen Prospectus, (i) Nuveen and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) Nuveen has not purchased any of its outstanding capital stock (other than open market repurchases pursuant to its open market repurchase program), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock or any increase in short-term debt or long-term debt of Nuveen and its subsidiaries, except in each case as described in the Nuveen Prospectus or as contemplated by the offerings and transactions that are described therein.

         (r) Nuveen and its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of Nuveen and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Nuveen Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Nuveen and its subsidiaries; and any real property and buildings held under lease by Nuveen and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Nuveen and its subsidiaries, in each case except as described in the Nuveen Prospectus.

         (s) Nuveen and its subsidiaries, either directly or through a subsidiary or subsidiaries, own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names necessary for the conduct of the business now operated by them, except where the failure to so own, possess or be able to acquire on reasonable terms would not, individually or in the aggregate, have a Material Adverse Effect, and neither Nuveen nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

         (t) No labor dispute with the employees of Nuveen or any of its subsidiaries exists or, to the knowledge of Nuveen, is imminent, that would have a Material Adverse Effect; and Nuveen is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would have a Material Adverse Effect.

         (u) Nuveen and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither Nuveen nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Nuveen Prospectus.

         (v) Nuveen and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (w) The Nuveen Class A Shares to be sold pursuant to the MS Forward Agreement have been authorized for listing on the New York Stock Exchange, subject only to official notice of issuance and have been registered under the Exchange Act.

         (x) Except as described in the Nuveen Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), Nuveen has not sold, issued or distributed any shares of Nuveen Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

         (y) KPMG LLP, whose report is included in the Nuveen Prospectus, has notified Nuveen that it is an independent registered public accounting firm with respect to Nuveen and its combined subsidiaries within the meaning of the Securities Act and the rules and regulations adopted by the Commission thereunder. The financial statements of Nuveen and its combined subsidiaries (including the related notes) included in the Nuveen Registration Statement and the Nuveen Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Securities Act.

         (z) Nuveen and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

         (aa) Nuveen is not, and after giving effect to the offering and sale of the Nuveen Class A Shares pursuant to the MS Forward Agreement and the application of the proceeds thereof as described in the Nuveen Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

         (bb) Except in each case as would not reasonably be expected to have a Material Adverse Effect: Each of Rittenhouse Asset Management Inc., NWQ Investment Management Company LLC, Symphony Asset Management Inc., Nuveen Asset Management, Inc., Nuveen Investments Advisers and Nuveen Investments Institutional Services Group LLC (together, the "Investment Advisory Subsidiaries") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and none of the Investment Advisory Subsidiaries is prohibited by any provision of the Advisers Act or the 1940 Act, or the respective rules and regulations thereunder, from acting as an investment adviser. The Investment Advisory Subsidiaries are the only direct or indirect subsidiaries of Nuveen required to be registered as investment advisers under the Advisers Act. Each of the Investment Advisory Subsidiaries is duly registered, licensed or qualified as an investment adviser in each jurisdiction where the conduct of its business requires such registration and is in compliance with all federal, state and foreign laws requiring any such registration, licensing or qualification or is subject to no material liability or disability by reason of the failure to be so registered, licensed or qualified in any such jurisdiction or to be in such compliance. None of Nuveen or its other direct or indirect subsidiaries is required to be registered, licensed or qualified as an investment adviser under the laws requiring any such registration, licensing or qualification in any jurisdiction in which it or such other subsidiaries conduct business or is subject to material liability or disability by reason of the failure to be so registered, licensed or qualified.

         (cc) Nuveen Investments, LLC (the "Broker-Dealer Subsidiary") is duly registered, licensed or qualified as a broker-dealer under the Exchange Act, and under the securities laws of each jurisdiction where the conduct of its business requires such registration and is in compliance with all federal, state and foreign laws requiring such registration, licensing or qualification or is subject to no material liability or disability by reason of the failure to be so registered, licensed or qualified in any such jurisdiction or to be in such compliance. The Broker-Dealer Subsidiary is a member in good standing of National Association of Securities Dealers, Inc. and each other self regulatory organization where the conduct of its business requires such membership. Neither Nuveen nor any of Nuveen's other direct or indirect subsidiaries is required to be registered, licensed or qualified as a broker-dealer under the laws requiring any such registration, licensing or qualification in any jurisdiction in which it or such other subsidiaries conduct business or is subject to any material liability or disability by reason of the failure to be so registered, licensed or qualified except where the failure to be so registered, licensed or qualified would not have a Material Adverse Effect.

         (dd) Each of the Investment Advisory Subsidiaries and the Broker-Dealer Subsidiary is, has been and will upon consummation of the transactions contemplated herein be, in compliance with, and each such entity has received no notice of any kind of any violation of, (A) all laws, regulations, ordinances and rules (including those of any non-governmental self-regulatory agencies) applicable to it or its operations relating to investment advisory or broker-dealer activities, as the case may be, and (B) all other laws, regulations, ordinances and rules applicable to it and its operations, except, in either case, where any failure to comply with any such law, regulation, ordinance or rule would not have, individually or in the aggregate, a Material Adverse Effect.

         (ee) Each investment advisory agreement between Nuveen and any Investment Advisory Subsidiary on the one hand and any advisory client on the other hand is a legal and valid obligation of Nuveen and, to the knowledge of Nuveen, the other parties thereto, and neither Nuveen nor any Investment Advisory Subsidiary is, to the knowledge of Nuveen, in breach or violation of or in default under any such agreement which breach, violation or default would individually or in the aggregate have a Material Adverse Effect.

         3. Representations and Warranties of St. Paul Travelers. St. Paul Travelers represents and warrants to and agrees with the Mandatory Issuer and each of the Underwriters that:

         (a) This Agreement has been duly authorized, executed and delivered by or on behalf of St. Paul Travelers.

         (b) The MS Forward Agreement has been duly authorized, executed and delivered by St. Paul Travelers and is a valid and binding agreement of St. Paul Travelers, enforceable against St. Paul Travelers in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) the availability of equitable remedies may be limited by equitable principles of general applicability and (C) may be limited by an implied covenant of good faith and fair dealing;

         (c) The Nuveen Repurchase Agreement has been duly authorized, executed and delivered by St. Paul Travelers and is a valid and binding agreement of St. Paul Travelers, enforceable against St. Paul Travelers in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) the availability of equitable remedies may be limited by equitable principles of general applicability and (C) may be limited by an implied covenant of good faith and fair dealing;

         (d) The Separation Agreement has been duly authorized, executed and delivered by St. Paul Travelers and is a valid and binding agreement of St. Paul Travelers, enforceable against St. Paul Travelers in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) the availability of equitable remedies may be limited by equitable principles of general applicability and (C) may be limited by an implied covenant of good faith and fair dealing;

         (e) The execution and delivery by St. Paul Travelers of, and the performance by St. Paul Travelers of its obligations under, this Agreement, the MS Forward Agreement, the Nuveen Repurchase Agreement and the Separation Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of St. Paul Travelers, (iii) any agreement or other instrument binding upon St. Paul Travelers that is material to St. Paul Travelers and its subsidiaries taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over St. Paul Travelers, except in the case of (i), (iii) and (iv) as would not have a material adverse effect on St. Paul Travelers and its subsidiaries taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by St. Paul Travelers of its obligations under this Agreement, the MS Forward Agreement, the Nuveen Repurchase Agreement and the Separation Agreement, except those which have been obtained and made, and as may be required by rules of the National Association of Securities Dealers, Inc., or by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Nuveen Class A Shares, and except for those the failure of which to obtain would not have a material adverse effect on St. Paul Travelers and its subsidiaries taken as a whole.

         (f) St. Paul Travelers has (with respect to the Nuveen Class B Shares owned by St. Paul Travelers prior to the conversion of such Nuveen Class B Shares to Nuveen Class A Shares), and on the Closing Date and on each date of settlement under the MS Forward Agreement will have (with respect to the Nuveen Common Stock) valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code (the "UCC") in respect of, the Nuveen Common Stock to be sold by St. Paul Travelers pursuant to such MS Forward Agreement on such settlement date, free and clear of all security interests, claims, liens, equities or other encumbrances (other than any such encumbrances arising under the MS Forward Agreement) and the legal right and power, and all authorization and approval required by law, to enter into such MS Forward Agreement and to sell, transfer and deliver the Nuveen Common Stock to be sold by St. Paul Travelers pursuant to such MS Forward Agreement or a security entitlement in respect of such Nuveen Common Stock.

         (g) Upon payment for the Nuveen Class A Shares to be sold by St. Paul Travelers pursuant to the MS Forward Agreement, delivery of such Nuveen Class A Shares to the Forward Counterparty, registration of such Nuveen Class A Shares in the name of the Forward Counterparty (assuming that the Forward Counterparty does not have notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Nuveen Class A Shares), (A) the Forward Counterparty shall be a "protected purchaser" of such Nuveen Class A Shares within the meaning of
Section 8-303 of the UCC and (B) no action based on any "adverse claim", within the meaning of Section 8-102 of the UCC, to such Nuveen Class A Shares may be validly asserted against the Forward Counterparty; for purposes of this representation, St. Paul Travelers may assume that when such payment, delivery and crediting occur, such Nuveen Class A Shares will have been registered in the name of the Forward Counterparty on Nuveen's share registry in accordance with its certificate of incorporation, bylaws and applicable law.

         (h) St. Paul Travelers is not prompted by any information concerning Nuveen or its subsidiaries which is not set forth in the Nuveen Prospectus or otherwise has been publicly disclosed by St. Paul Travelers to sell Nuveen Class A Shares pursuant to the Selling Stockholder Forward Agreements.

         (i) The Nuveen Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Nuveen Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this paragraph 3(i) are limited to the Selling Stockholder Information.

         4. "Lock-Up" Agreement of Nuveen and St. Paul Travelers. Each of Nuveen and St. Paul Travelers hereby agrees that, without the prior written consent of the Underwriters, it will not, during the period ending 90 days after the date of the Nuveen Prospectus, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Nuveen Common Stock or any securities convertible into or exercisable or exchangeable for Nuveen Common Stock; or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Nuveen Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Nuveen Common Stock or such other securities, in cash or otherwise; or (3) file any registration statement with the Commission relating to the offering of any shares of Nuveen Common Stock or any securities convertible into or exercisable or exchangeable for Nuveen Common Stock.

         The restrictions contained in the preceding paragraph shall not apply to (a) the Nuveen Class A Shares to be sold under the Common Stock Underwriting Agreement, (b) the sale of Nuveen Class A Shares by St. Paul Travelers in connection with the Selling Stockholder Forward Agreements, (c) the sale of Nuveen Class A Shares by St. Paul Travelers underlying the Securities and underlying the 6.75% Mandatorily Exchangeable Securities due October 15, 2007 of Merrill Lynch & Co., Inc., (d) the sale of shares of Nuveen Common Stock by St. Paul Travelers pursuant to the Nuveen Repurchase Agreement, (e) the issuance by Nuveen of shares of Nuveen Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (f) the grant by Nuveen of stock options, restricted stock or other awards pursuant to Nuveen's benefit plans in existence on the date hereof or proposed to be approved by Nuveen's stockholders at their 2005 annual meeting; provided that such options, restricted stock or awards do not become exercisable or vest during such 90-day period, or (g) transactions by St. Paul Travelers relating to shares of Nuveen Common Stock or other securities acquired in open market transactions after the completion of the offering of the Securities, provided that for purposes of this clause (g) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Nuveen Common Stock or other securities acquired in such open market transactions. In addition, St. Paul Travelers, agrees that, without the prior written consent of the Underwriters, it will not, during the period ending 90 days after the date of the Nuveen Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Nuveen Common Stock or any security convertible into or exercisable or exchangeable for Nuveen Common Stock. St. Paul Travelers consents to the entry of stop transfer instructions with Nuveen's transfer agent and registrar against the transfer of any shares of Nuveen Common Stock held by St. Paul Travelers except in compliance with the foregoing restrictions.

         5. Payment of Commission of Underwriters. Concurrent with the payment by the Forward Counterparty to St. Paul Travelers of the purchase price payable pursuant to the MS Forward Agreement, St. Paul Travelers shall pay to the Underwriters, not later than 10:00 a.m. on the Closing Date, a commission in the amount of $8,251,800 delivered in immediately available funds to account number 38890774, ABA # 021000089 (care of Morgan Stanley & Co. Incorporated);
Reference: Syndicate Operations, Account#: 088-00769-0.

         6. Conditions to the Mandatory Issuer's and the Underwriters' Obligations. The several obligations of the Mandatory Issuer and Underwriters under the MS Securities Underwriting Agreement are subject to the following further conditions:

         (a) Subsequent to the execution and delivery of this Agreement and the MS Securities Underwriting Agreement and prior to the Closing Date:

              (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of Nuveen or any of its subsidiaries by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

              (ii) there shall not have occurred any change, or any development involving a prospective change, in the financial condition or in the earnings, business or operations of Nuveen and its subsidiaries, taken as a whole, from that set forth in the Nuveen Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Underwriters, is material and adverse and that makes it, in the judgment of the Underwriters, impracticable to market the Securities on the terms and in the manner contemplated in the Securities Prospectus.

         (b) The Mandatory Issuer, the Underwriters and the Forward Counterparty shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of Nuveen, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of Nuveen contained in this Agreement are true and correct as of the Closing Date and that Nuveen has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

         The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

         (c) The Mandatory Issuer and the Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of St. Paul Travelers, to the effect that the representations and warranties of St. Paul Travelers contained in this Agreement are true and correct as of the Closing Date and that St. Paul Travelers has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

         (d) The Mandatory Issuer, the Underwriters and the Forward Counterparty shall have received on the Closing Date an opinion of Wachtell, Lipton, Rosen & Katz, special counsel for Nuveen, dated the Closing Date, to the effect that:

              (i) the authorized capital stock of Nuveen conforms as to legal matters to the description under the caption "Capital Stock" contained in the Nuveen Prospectus;

              (ii) the shares of Nuveen Common Stock owned by St. Paul Travelers have been duly authorized and are validly issued, fully paid and non-assessable;

              (iii) this Agreement has been duly authorized, executed and delivered by Nuveen;

              (iv) the Nuveen Repurchase Agreement has been duly authorized, executed and delivered by Nuveen and is a valid and binding agreement of Nuveen, enforceable in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) the availability of equitable remedies may be limited by equitable principles of general applicability and (C) may be limited by an implied covenant of good faith and fair dealing;

              (v) the Bridge Facility has been duly authorized, executed and delivered by Nuveen and is a valid and binding agreement of Nuveen, enforceable in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) the availability of equitable remedies may be limited by equitable principles of general applicability and (C) may be limited by an implied covenant of good faith and fair dealing;

              (vi) the Separation Agreement has been duly authorized, executed and delivered by Nuveen and is a valid and binding agreement of Nuveen, enforceable in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) the availability of equitable remedies may be limited by equitable principles of general applicability and (C) may be limited by an implied covenant of good faith and fair dealing;

              (vii) Nuveen is not, and after giving effect to the offering and sale of the Nuveen Class A Shares and the application of the proceeds thereof as described in the Nuveen Prospectus will not be, required to register as an "investment company" as such term is defined in the 1940 Act; and

              (viii) the Nuveen Registration Statement and the Nuveen Prospectus (except for the financial statements and related notes and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment) appear on their face to be responsive as to form in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

         In the course of such counsel's participation in the preparation of the Nuveen Registration Statement and Nuveen Prospectus and review and discussion of the contents thereof, although such counsel has not independently checked or verified, and is not passing upon and assumes no responsibility for, the accuracy, completeness, or fairness thereof, or otherwise verified the statements made therein, other than those mentioned in subclause (i) above, as of the Closing Date no facts have come to the attention of such counsel that cause such counsel to believe that (i) the Nuveen Registration Statement or the Nuveen Prospectus included therein (except for the financial statements and related notes and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment) on the date the Nuveen Registration Statement became effective and as of the date of this Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Nuveen Prospectus (except for the financial statements and related notes and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely, without independent verification, as to matters of fact, to the extent they deem appropriate, on the representations of Nuveen contained herein and on certificates of responsible officers of Nuveen and public officials. Such opinion will be limited to the laws of the State of New York, the federal laws of the United States and the General Corporation Law of the State of Delaware, and such counsel will express no opinion as to the effect on the matters covered by such opinion of the laws of any other jurisdiction. Such opinion may also state that such counsel acted as special counsel to Nuveen in connection with the offering of the Nuveen Class A Shares contemplated hereby and did not act, and has not acted, as Nuveen's regular outside counsel.

         (e) The Mandatory Issuer, the Underwriters and the Forward Counterparty shall have received on the Closing Date an opinion of Alan G. Berkshire, Esq., General Counsel to Nuveen, dated the Closing Date, to the effect that:

              (i) Nuveen has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Nuveen Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

              (ii) each Significant Subsidiary of Nuveen has been duly incorporated or formed, is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has the requisite corporate power and authority to own its property and to conduct its business as described in the Nuveen Prospectus and is duly qualified to transact such business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

              (iii) the Nuveen Class A Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and non-assessable;

              (iv) to such counsel's knowledge and other than as set forth in the Nuveen Prospectus, there are no legal or governmental proceedings pending or threatened to which Nuveen or any of its subsidiaries is a party or to which any of the properties of Nuveen or any of its subsidiaries is subject, which, if determined adversely to Nuveen or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

              (v) each of the Investment Advisory Subsidiaries is duly registered as an investment adviser under the Advisers Act. To the best of such counsel's knowledge, none of Nuveen or its subsidiaries other than the Investment Advisory Subsidiaries is required to be registered, licensed, or qualified as an investment adviser under the Advisers Act and the rules and regulation of the Commission promulgated thereunder or under applicable state laws, except where any failure to be so registered, licensed, or qualified would not have a Material Adverse Effect. To such counsel's knowledge, each of the Investment Advisory Subsidiaries is in compliance with the Advisers Act and applicable state laws, regulations, ordinances and rules applicable to it or its operations relating to investment advisory activities except where any failure by any such Investment Advisory Subsidiary to comply with any such law, regulation, ordinance or rule would not have a Material Adverse Effect;

              (vi) to the knowledge of such counsel, neither Nuveen nor any Investment Advisory Subsidiary is in breach or violation of or in default under any investment advisory contract which would individually or in the aggregate have a Material Adverse Effect;

              (vii) the Broker-Dealer Subsidiary is duly registered, licensed or qualified as a broker-dealer under the Exchange Act and in each jurisdiction where the conduct of its business requires registration, licensing or qualification, except to the extent that the failure to be so registered, licensed or qualified would not have a Material Adverse Effect. None of Nuveen or its subsidiaries, other than the Broker-Dealer Subsidiary, is required to be registered, licensed or qualified as a broker-dealer under the Exchange Act and the rules and regulations of the Commission promulgated thereunder or under the laws requiring any such registration, licensing or qualification in any jurisdiction in which it conducts business except where any failure to be so registered, licensed or qualified would not have a Material Adverse Effect. Each of Nuveen and the Broker-Dealer Subsidiary is in compliance with all laws, regulations, ordinances and rules (including those of any self regulatory organizations) as applicable to it or its operations relating to broker-dealer activities except where any failure to comply with any such law, regulation, ordinance or rule would not have, individually or in the aggregate, a Material Adverse Effect;

              (viii) except as disclosed in the Nuveen Prospectus, the execution and delivery by Nuveen of, and the performance by Nuveen of its obligations under, this Agreement, the Common Stock Underwriting Agreement, the Nuveen Repurchase Agreement, the Bridge Facility and the Separation Agreement will not contravene (i) any provision of applicable law or (ii) the certificate of incorporation or by-laws of Nuveen or, (iii) to such counsel's knowledge, any agreement or other instrument binding upon Nuveen or any of its subsidiaries that is material to Nuveen and its subsidiaries, taken as a whole, or, (iv) to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over Nuveen or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any U.S. federal, Illinois State or State of Delaware governmental body or agency is required for the performance by Nuveen of its obligations under this Agreement, the Common Stock Underwriting Agreement, the Nuveen Repurchase Agreement, the Bridge Facility and the Separation Agreement except those which have been obtained and made, and as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Nuveen Class A Shares (it being understood that this opinion is limited to those consents, approvals, authorizations, orders, and qualifications that, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement and the Common Stock Underwriting Agreement); and

              (ix) the Nuveen Registration Statement and the Nuveen Prospectus (except for the financial statements and related notes and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment) appear on their face to be responsive as to form in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

         In the course of such counsel's participation in the preparation of the Nuveen Registration Statement and Nuveen Prospectus and review and discussion of the contents thereof, although such counsel has not independently checked or verified, and is not passing upon and assumes no responsibility for, the accuracy, completeness, or fairness thereof, or otherwise verified the statements made therein (it being understood that such counsel has prepared and reviewed the disclosures incorporated by reference in the Prospectus under the captions "Business--Regulatory," and "Legal Proceedings"), as of the Closing Date no facts have come to the attention of such counsel that cause such counsel to believe that (i) the Nuveen Registration Statement or the prospectus included therein (except for the financial statements and related notes and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment) on the date the Nuveen Registration Statement became effective and as of the date of this Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Nuveen Prospectus (except for the financial statements and related notes and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely, without independent verification, (x) as to matters of fact, to the extent he deems appropriate, on certificates of responsible officers of Nuveen and public officials, and (y) as to matters involving the application of any jurisdiction other than the State of Illinois, the federal laws of the United States and the General Corporation Law of the State of Delaware, to the extent he deems appropriate and specified in such opinion, upon the opinion of other counsel of good standing whom he reasonably believes to be reliable and who are reasonably satisfactory to counsel for the Mandatory Issuer, the Underwriters and the Forward Counterparty.

         (f) The Mandatory Issuer, the Underwriters and the Forward Counterparty shall have received on the Closing Date an opinion of Wachtell, Lipton, Rosen & Katz, counsel for St. Paul Travelers, dated the Closing Date, to the effect that:

              (i) this Agreement has been duly authorized, executed and delivered by or on behalf of St. Paul Travelers;

              (ii) the MS Forward Agreement has been duly authorized, executed and delivered by St. Paul Travelers and is a valid and binding agreement of St. Paul Travelers, enforceable in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) the availability of equitable remedies may be limited by equitable principles of general applicability and (C) may be limited by an implied covenant of good faith and fair dealing;

              (iii) the Nuveen Repurchase Agreement has been duly authorized, executed and delivered by St. Paul Travelers and is a valid and binding agreement of St. Paul Travelers, enforceable against St. Paul Travelers in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) the availability of equitable remedies may be limited by equitable principles of general applicability and (C) may be limited by an implied covenant of good faith and fair dealing;

              (iv) the Separation Agreement has been duly authorized, executed and delivered by St. Paul Travelers and is a valid and binding agreement of St. Paul Travelers, enforceable against St. Paul Travelers in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) the availability of equitable remedies may be limited by equitable principles of general applicability and (C) may be limited by an implied covenant of good faith and fair dealing;

              (v) the execution and delivery by St. Paul Travelers of, and the performance by St. Paul Travelers of its obligations under, this Agreement, the MS Forward Agreement, the Nuveen Repurchase Agreement and the Separation Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of St. Paul Travelers, or, to such counsel's knowledge, any agreement or other instrument binding upon St. Paul Travelers that is material to St. Paul Travelers and its subsidiaries taken as a whole, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over St. Paul Travelers, and no consent, approval, authorization or order of, or qualification with, any U.S. federal, New York State or State of Delaware governmental body or agency is required for the performance by St. Paul Travelers of its obligations under this Agreement, the Selling Stockholder Forward Agreements, the Nuveen Repurchase Agreement and the Separation Agreement, except those which have been obtained and made, and as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Nuveen Class A Shares (it being understood that this opinion is limited to the consents, approvals, authorizations, orders, and qualifications that, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement and the Common Stock Underwriting Agreement); and

              (vi) upon payment for the Nuveen Class A Shares to be sold by St. Paul Travelers pursuant to the MS Forward Agreement, delivery of such Nuveen Class A Shares to the Forward Counterparty, registration of such Nuveen Class A Shares in the name of the Forward Counterparty (assuming that the Forward Counterparty does not have notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Nuveen Class A Shares), (A) the Forward Counterparty shall be a "protected purchaser" of such Nuveen Class A Shares within the meaning of Section 8-303 of the UCC, and (B) no action based on any "adverse claim", within the meaning of Section 8-102 of the UCC, to such Nuveen Class A Shares may be validly asserted against the Forward Counterparty; in giving this opinion, counsel for St. Paul Travelers may assume that when such payment, delivery and crediting occur, such Nuveen Class A Shares will have been registered in the name of the Forward Counterparty on Nuveen's share registry in accordance with its certificate of incorporation, bylaws and applicable law.

         In rendering such opinion, such counsel may rely, without independent verification, (x) as to matters of fact, to the extent they deem appropriate, upon the representations of each Selling Stockholder contained herein and in other documents and instruments, provided that the Mandatory Issuer, the Underwriters and the Forward Counterparty are provided copies of such other documents and instruments and they are reasonably satisfactory to counsel for the Mandatory Issuer, the Underwriters and the Forward Counterparty, and (y) as to legal matters, to the extent they deem appropriate and specified in such opinion, upon the opinion or opinions of other counsel of good standing whom they reasonably believe to be reliable and who are reasonably satisfactory to counsel for the Mandatory Issuer, the Underwriters and the Forward Counterparty.

         (g) The Mandatory Issuer, the Underwriters and the Forward Counterparty shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(d)(iii) and the penultimate paragraph of Section 6(d) above, and further to the effect that the statements relating to legal matters or documents included in the Nuveen Prospectus under the caption "Underwriting" fairly summarize in all material respects such matters or documents.

         With respect to the penultimate paragraph in Section 6(d) above, Davis Polk & Wardwell may state that their opinions and beliefs are based upon their participation in the preparation of the Nuveen Registration Statement and the Nuveen Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification, except as specified.

         The opinions of Wachtell, Lipton, Rosen & Katz described in Sections 6(d) and 6(e) above (and any opinions of counsel for St. Paul Travelers referred to in the immediately preceding paragraph) and the opinion of Alan G. Berkshire in Section 6(e) above shall be rendered to the Mandatory Issuer and the Underwriters at the request of Nuveen or St. Paul Travelers, as the case may be, and shall so state therein.

         (h) The Mandatory Issuer, the Underwriters and the Forward Counterparty shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Mandatory Issuer, the Underwriters and the Forward Counterparty, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants'

"comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Nuveen Registration Statement and the Nuveen Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

         (i) The "lock-up" agreements, each substantially in the form of Exhibit A to the Common Stock Underwriting Agreement, between the Underwriters under the Common Stock Underwriting Agreement and certain officers and directors of Nuveen relating to sales and certain other dispositions of shares of Nuveen Common Stock or certain other securities, copies of which shall have been delivered to the Mandatory Issuer and the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date.

         (j) The Underwriters shall have received at or prior to 10:00 a.m., New York City time, on the Closing Date payment of the commission set forth in
Section 5 hereof.

         7. Covenants of Nuveen. Nuveen covenants with the Mandatory Issuer, the Underwriters and the Forward Counterparty as follows:

         (a) Nuveen shall furnish to the Mandatory Issuer and each Underwriter, without charge, three signed copies of the Nuveen Registration Statement (including exhibits thereto and documents incorporated by reference) and furnish to the Mandatory Issuer and each Underwriter in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Nuveen Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Nuveen Registration Statement as the Mandatory Issuer and the Underwriters may reasonably request.

         (b) Before amending or supplementing the Nuveen Registration Statement or the Nuveen Prospectus, Nuveen shall furnish to the Mandatory Issuer and the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Mandatory Issuer and the Underwriters reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

         (c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Nuveen Prospectus is required by law to be delivered in connection with sales of Securities by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Nuveen Prospectus in order to make the statements therein, in the light of the circumstances when the

Nuveen Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Mandatory Issuer and the Underwriters, it is necessary to amend or supplement the Nuveen Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Mandatory Issuer and the Underwriters shall furnish to Nuveen) to which Securities may have been sold by the Mandatory Issuer and the Underwriters on behalf and to any other dealers upon request, either amendments or supplements to the Nuveen Prospectus so that the statements in the Nuveen Prospectus as so amended or supplemented will not, in the light of the circumstances when the Nuveen Prospectus is delivered to a purchaser, be misleading or so that the Nuveen Prospectus, as amended or supplemented, will comply with law.

         (d) To use reasonable efforts to qualify the Nuveen Class A Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Mandatory Issuer and the Underwriters shall reasonably request.

         (e) To make generally available to Nuveen's security holders and to the Mandatory Issuer and the Underwriters as soon as practicable an earning statement covering the twelve-month period ending June 30, 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         8. Expenses. Whether or not the transactions contemplated in the MS Securities Underwriting Agreement are consummated or the MS Securities Underwriting Agreement and this Agreement are terminated, St. Paul Travelers agrees to pay or cause to be paid all expenses incident to the performance of its and Nuveen's obligations under this Agreement, including: (i) the fees, disbursements and expenses of Nuveen's counsel, Nuveen's accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Nuveen Class A Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Nuveen Registration Statement, any Nuveen preliminary prospectus, the Nuveen Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Nuveen Class A Shares under state securities laws and all expenses in connection with the qualification of the Nuveen Class A Shares to be sold under the MS Forward Agreement for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iii) all costs and expenses incident to listing the Nuveen Class A Shares on the New York Stock Exchange, (iv) the cost of printing certificates representing the Nuveen Class A Shares to be sold under the MS Forward Agreement, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the costs and expenses of Nuveen relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of Nuveen, travel and lodging expenses of the representatives (who, for the avoidance of doubt, shall not include the Underwriters) and officers of Nuveen and any such consultants, and the cost of any aircraft chartered in connection with the road show, (vii) the document production charges and expenses associated with printing this Agreement and (viii) all other costs and expenses incident to the performance of the obligations of Nuveen and St. Paul Travelers hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity" and Section 10 entitled "Contribution", the Mandatory Issuer, the Forward Counterparty and the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Nuveen Class A Shares by them and any advertising expenses connected with any offers they may make.

         The provisions of this Section shall not supersede or otherwise affect any agreement that Nuveen and St. Paul Travelers may otherwise have for the allocation of such expenses among themselves.

         9. Indemnity. Nuveen agrees to indemnify and hold harmless the Mandatory Issuer, each Underwriter, each person, if any, who controls the Mandatory Issuer or any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Mandatory Issuer or any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), as incurred, caused by any untrue statement or alleged untrue statement of a material fact contained in the Nuveen Registration Statement or any amendment thereof, any Nuveen preliminary prospectus or the Nuveen Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon (i) information relating to any Underwriter, the Mandatory Issuer or the Forward Counterparty furnished to Nuveen in writing by such Underwriter, Mandatory Issuer or Forward Counterparty expressly for use therein, or (ii) the Selling Stockholder Information; provided, however, that the foregoing indemnity agreement with respect to any Nuveen preliminary prospectus shall not inure to the benefit of either Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities or Nuveen Class A Shares, or any person controlling such Underwriter or affiliate of such Underwriter within the meaning of Rule 405 of the Securities Act, if a copy of the Nuveen Prospectus (as then amended or supplemented if Nuveen shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities or Nuveen Class A Shares to such person, and if the Nuveen Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by Nuveen with Section 7(a) hereof.

         (b) St. Paul Travelers agrees to indemnify and hold harmless the Mandatory Issuer, each Underwriter, each person, if any, who controls the Mandatory Issuer or any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Mandatory Issuer or any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), as incurred, caused by any untrue statement or alleged untrue statement of a material fact contained in the Nuveen Registration Statement or any amendment thereof, any Nuveen preliminary prospectus or the Nuveen Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Selling Stockholder Information; provided, however, that the foregoing indemnity agreement shall not cover any such losses, claims, damages or liabilities as are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter, the Mandatory Issuer or Forward Counterparty furnished to Nuveen in writing by such Underwriter, the Mandatory Issuer or Forward Counterparty expressly for use therein; and provided further, however, that the foregoing indemnity agreement with respect to any Nuveen preliminary prospectus shall not inure to the benefit of either Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities or Nuveen Class A Shares, or any person controlling such Underwriter or affiliate of such Underwriter within the meaning of Rule 405 of the Securities Act, if a copy of the Nuveen Prospectus (as then amended or supplemented if Nuveen shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities or Nuveen Class A Shares to such person, and if the Nuveen Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by Nuveen with Section 7(a) hereof. The liability of St. Paul Travelers under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate purchase price received or to be received by St. Paul Travelers under the MS Forward Agreement less any commissions paid or payable under this Agreement.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Mandatory Issuer, Nuveen, St. Paul Travelers, the directors of Nuveen, the officers of Nuveen who sign the Nuveen Registration Statement, and each person, if any, who controls the Mandatory Issuer, Nuveen or St. Paul Travelers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Nuveen Registration Statement or any amendment thereof, any Nuveen preliminary prospectus or the Nuveen Prospectus (as amended or supplemented if Nuveen shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to Nuveen in writing by such Underwriter expressly for use in the Nuveen Registration Statement, any Nuveen preliminary prospectus, the Nuveen Prospectus or any amendments or supplements thereto.

         (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c) hereof, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Mandatory Issuer, its directors, and each person, if any, who controls the Mandatory Issuer within the meaning of either such Section or who are affiliates of the Mandatory Issuer within the meaning of Rule 405 under the Securities Act, (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for Nuveen, its directors, its officers who sign the Nuveen Registration Statement and each person, if any, who controls Nuveen within the meaning of either such Section and (iv) the fees and expenses of more than one separate firm (in addition to any local counsel) for St. Paul Travelers and all persons, if any, who control St. Paul Travelers within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Mandatory Issuer and such control persons and affiliates of the Mandatory Issuer, such firm shall be designated in writing by the Mandatory Issuer. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Underwriters. In the case of any such separate firm for Nuveen, and such directors, officers and control persons of Nuveen, such firm shall be designated in writing by Nuveen. In the case of any such separate firm for St. Paul Travelers and such control persons of St. Paul Travelers, such firm shall be designated in writing by St. Paul Travelers. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         10. Contribution. To the extent the indemnification provided for in
Section 9 hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Nuveen, St. Paul Travelers, the Mandatory Issuer and the Underwriters, respectively, as set forth in Section 10(b) below, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Nuveen, St. Paul Travelers, the Mandatory Issuer and the Underwriters, respectively, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

         (b) For purposes of determining the relative benefits of Nuveen, St. Paul Travelers, the Mandatory Issuer and the Underwriters, respectively, the net proceeds from the offering of the Securities (before deducting expenses) shall be deemed to have been received by Nuveen and St. Paul Travelers, and the relative benefits of Nuveen and St. Paul Travelers on the one hand and the Underwriters on the other hand, shall be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) deemed received by Nuveen and St. Paul Travelers and the total underwriting discounts and commissions received by the Underwriters (including pursuant to this Agreement), in each case as set forth in the table on the cover of the Securities Prospectus Supplement (replacing Nuveen and St. Paul Travelers for the Mandatory Issuer) and including any discounts received by affiliates of the Underwriters under the Selling Stockholder Forward Agreements, bear to the aggregate Public Offering Price of the Securities, and the Mandatory Issuer shall be deemed not to have received any benefits.

         (c) The relative fault of Nuveen, St. Paul Travelers, the Mandatory Issuer, the Underwriters and the Forward Counterparty, respectively, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Nuveen, St. Paul Travelers, the Mandatory Issuer, the Underwriters or the Forward Counterparty and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (d) The Underwriters' respective obligations to contribute pursuant to this Section 10 are several in proportion to the aggregate principal amount of Securities they have purchased under the MS Securities Underwriting Agreement, and not joint.

         (e) The liability of St. Paul Travelers under the contribution agreement contained in this Section 10 shall be limited to an amount equal to the aggregate purchase price received or to be received by St. Paul Travelers under the MS Forward Agreement less any commissions paid or payable under this Agreement; provided that the liability of the Mandatory Issuer, the Underwriters and the Forward Counterparty, collectively, under the contribution agreement contained in this Section 10 shall not be increased as a result of this limitation on the liability of St. Paul Travelers.

         (f) Nuveen, St. Paul Travelers, the Mandatory Issuer and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 10. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, the Mandatory Issuer and the Underwriters, collectively, shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Mandatory Issuer and the Underwriters, collectively, have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (g) The remedies provided for in Section 9 and this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         11. Survival. The indemnity provisions contained in Section 9, the contribution provisions contained in Section 10, and the representations, warranties and other statements of Nuveen and St. Paul Travelers contained in this Agreement shall remain operative and in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Mandatory Issuer, any person controlling the Mandatory Issuer or any affiliate of the Mandatory Issuer, the Forward Counterparty, any person controlling the Forward Counterparty or any affiliate of the Forward Counterparty, St. Paul Travelers or any person controlling St. Paul Travelers, or Nuveen, its officers or directors or any person controlling Nuveen and (c) acceptance of and payment for any of the Securities.

         12. Termination. This Agreement shall terminate, if after the execution and delivery of this Agreement and prior to the Closing Date the MS Securities Underwriting Agreement shall have terminated in accordance with the termination provisions contained therein prior to the Closing Date.

         13. Effectiveness. This Agreement shall become effective upon the effectiveness of the MS Securities Underwriting Agreement.

         14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         17. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Mandatory Issuer shall be delivered, mailed or sent to Morgan Stanley, 1585 Broadway, New York, New York 10036,
Attention: Treasury; if to the Underwriters shall be delivered, mailed or sent to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York, 10080, Attention: Global Origination Counsel, and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention:
Syndicate Desk; if to the Forward Counterparty shall be delivered, mailed or sent to Morgan Stanley, 1585 Broadway, New York, New York 10036; if to Nuveen shall be delivered, mailed or sent to Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606 Attention: Alan G. Berkshire, Esq.; and if to St. Paul Travelers shall be delivered, mailed or sent to The St. Paul Travelers Companies, Inc., 385 Washington Street, Saint Paul, MN 55102, Attention: Kenneth
F. Spence, III.

         IN WITNESS WHEREOF, each of the Mandatory Issuer, Nuveen, St. Paul Travelers, each Underwriter and the Forward Counterparty has caused this Agreement to be duly executed on its behalf as of the date hereof.



                                            MORGAN STANLEY


                                            By: /s/ Jai Sooklal
                                                --------------------------------
                                                Name:  Jai Sooklal
                                                Title: Assistant Treasurer



                                            NUVEEN INVESTMENTS, INC.


                                            By: /s/ Alan G. Berkshire
                                                --------------------------------
                                                Name:  Alan G. Berkshire
                                                Title: Sr. Vice President



                                            THE ST. PAUL TRAVELERS
                                            COMPANIES, INC.


                                            By: /s/ Samuel G. Liss
                                                --------------------------------
                                                Name:  Samuel G. Liss
                                                Title: Executive VP

                                            MORGAN STANLEY & CO. INCORPORATED


                                            By: /s/ John Roberts
                                                --------------------------------
                                                Name:  John Roberts
                                                Title: Managing Director



                                            MERRILL LYNCH, PIERCE, FENNER &
                                            SMITH INCORPORATED


                                            By: /s/ Brian Carroll
                                                --------------------------------
                                                Name:  Brian Carroll
                                                Title: Authorized Signatory



                                            MORGAN STANLEY & CO. INTERNATIONAL
                                            LIMITED


                                            By: /s/ Hu, Wei-Chung Bradford
                                                --------------------------------
                                                Name:  Hu, Wei-Chung Bradford
                                                Title: Managing Director